Exhibit 99.1

Ribbon Communications Inc. Releases

Fourth Quarter 2018 Financial Results

GAAP Revenue was $167 Million and Non-GAAP Revenue

was $173 Million for the Fourth Quarter 2018

WESTFORD, Mass. — Ribbon Communications Inc. (Nasdaq: RBBN), a global leader in secure and intelligent cloud communications, today announced its financial results for the fourth quarter 2018.

“Ribbon Communications delivered a very successful 2018, exceeding our strategic and financial objectives for the year.  During 2018, we extended our leadership in virtualized software solutions and expanded our addressable enterprise market.  We further completed a major milestone to integrate our business, thereby reducing our cost structure and significantly improving our profitability,” said Fritz Hobbs, President and Chief Executive Officer of Ribbon Communications.  “We are excited to enter 2019 with a strong software product line-up, numerous new market opportunities and a robust financial profile.”

Fourth Quarter 2018 Financial Highlights(1),(2),(3)

•                  GAAP total revenue was $167 million, compared with $152 million in the third quarter of 2018 and $146 million in the comparable period a year ago.

•                  Non-GAAP total revenue was $173 million, compared with $159 million in the third quarter of 2018 and $169 million in the comparable period a year ago.

•                  GAAP net loss was $2 million, compared with $10 million in the third quarter of 2018 and $16 million in the comparable period a year ago.

•                  Non-GAAP net income was $28 million, compared with $23 million in the third quarter of 2018 and $23 million in the comparable period a year ago.

•                  GAAP loss per share was $0.02, compared with $0.10 in the third quarter of 2018 and $0.18 in the comparable period a year ago.

•                  Non-GAAP diluted earnings per share was $0.26, compared with $0.21 in the third quarter of 2018 and $0.27 in the comparable period a year ago.

•                  Non-GAAP Adjusted EBITDA was $34 million, compared with $29 million in the third quarter of 2018 and $28 million in the comparable period a year ago.

•                  Cash and investments were $51 million at December 31, 2018, compared with $43 million at the end of the third quarter of 2018 and $83 million at fiscal year-end 2017.

FY 2018 Financial Highlights(1),(2),(3)

•                  GAAP total revenue was $578 million, compared to $330 million in 2017.

•                  Non-GAAP total revenue was $612 million, compared to $353 million in 2017.

•                  GAAP net loss was $77 million, compared to $35 million in 2017.

•                  GAAP loss per share was $0.74, compared to $0.60 in 2017.

•                  Non-GAAP diluted earnings per share was $0.58, compared to $0.51 in 2017.

•                  Non-GAAP Adjusted EBITDA was $84 million, compared to $41 million in 2017.

“Fourth quarter non-GAAP Revenue was $173 million and Adjusted EBITDA was $34 million, which represented a growth of 9 percent and 18 percent, respectively, compared with the third quarter of 2018. Full year 2018 non-GAAP Revenue grew to $612 million and Adjusted EBITDA increased to $84 million,” said Daryl E. Raiford, Chief Financial Officer of Ribbon Communications.  “For 2019, we expect Adjusted EBITDA to be between $100 million and $110 million, or approximately 25 percent growth from 2018.”(3)

Looking to 2019, we are confident that we have the products, market position, expansive global reach and proven team and we believe we can capture share in both our service provider and enterprise markets.”

Fourth Quarter 2018 Customer and Company Highlights

•                  Transformation footprint at a large U.S.-based service provider grew to enable web-scale performance and high mobile traffic, using our SBC virtualized session software solution on its mobile VoLTE network.  Additionally, such provider modernized its legacy network elements with our network transformation software solutions.

•                  Large deployment of an SBC session software solution at a Tier one U.S.-based service provider to handle the growth of IP-to-IP traffic and the conversion of TDM customers to IP in support of integration and product rationalization following its acquisition of another large service provider.

•                  Major North American MSO purchased additional session software capacity to expand its geographic footprint for interconnect, supporting the collapse of three disparate networks onto a common infrastructure that is fully based on Ribbon software solutions.

•                  Major e-commerce provider in Japan deployed a combination of Ribbon network transformation solutions in support of its mobile network build-out.

•                  British Telecom Global Services, a large GENBAND SBC customer, deployed Ribbon session software solutions, which provide security and routing functions, for evolution of SIP-based conferencing services.

(1)  The Sonus-GENBAND merger occurred on October 27, 2017.  The consolidated financial results included in this press release represent the consolidated financial results of Sonus Networks, Inc. prior to October 27, 2017, and the consolidated financial results of Ribbon Communications on and after such date.  The financial results of GENBAND are included in Ribbon Communications’ consolidated financial results beginning October 27, 2017.

(2)  The acquisition of Edgewater Networks Inc. was completed on August 3, 2018.  The financial results of Edgewater Networks are included in Ribbon Communications’ consolidated financial results beginning August 3, 2018.

(3)  Please see the reconciliation of non-GAAP and GAAP financial measures and additional information about non-GAAP measures in the press release appendix.

Upcoming First Quarter 2019 Investor Conference Schedule

Ribbon is pleased to meet its customers and other interested parties at MWC Barcelona (formerly Mobile World Congress) in Barcelona, Spain on February 25 through 28, 2019.  In addition:

•                  February 21, 2019 — Non-Deal Roadshow, hosted by National Securities, New York, New York

•                  March 6, 2019 — Non-Deal Roadshow, hosted by Northland Capital Markets, St. Louis, Missouri

Conference Call Details and Replay Information

Ribbon Communications will offer a live, listen-only webcast of the conference call to discuss its financial results for the fourth quarter ended December 31, 2018 on February 20, 2019, via the investor section of its website at http://investors.ribboncommunications.com/press-and-events/events-and-presentations, where a replay will also be available shortly following the conference call.

Date:  February 20, 2019
Time:  4:30 p.m. (ET)
Dial-in number:  888-221-6224  - International callers:  +1-303-223-4367

A telephone playback of the call will be available following the conference call until March 6, 2019 and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers.  The reservation number for the replay is 21914807.

About Ribbon Communications

Ribbon Communications is a software company with two decades of leadership in real-time communications. Built on world-class technology and intellectual property, the company delivers intelligent, secure, embedded real-time communications for today’s world.  The company’s software  transforms fixed, mobile and enterprise networks from legacy environments to secure IP and cloud-based architectures, enabling highly productive communications for consumers and businesses.  With a global footprint, Ribbon’s innovative, market-leading software portfolio empowers service providers and enterprises with rapid service creation in a fully virtualized environment.  The company’s Kandy Cloud real-time communications software platform delivers a comprehensive set of advanced embedded and unified (CPaaS and UCaaS) communications capabilities that enables this transformation.  To learn more, visit ribboncommunications.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including without limitation statements made by our chief executive officer and our chief financial officer regarding our anticipated financial performance, the future results of operations, financial position, integration efforts and opportunities for the Company, business strategy, strategic position, and plans and objectives of management for future operations are forward-looking statements.  Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including our ability to realize benefits from acquisitions that we have completed; the effects of disruption from the acquisitions we have completed as well as pending acquisitions, making it more difficult to maintain relationships with employees, customers or business partners; the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  For further information regarding risks and uncertainties associated with Ribbon Communications’ business, please refer to the “Risk Factors” section of Ribbon Communications’ most recent annual and quarterly reports filed with the SEC.  Any forward-looking statements represent Ribbon Communications’ views only as of the date on which such statement is made and should not be relied upon as representing Ribbon Communications’ views as of any subsequent date.  While Ribbon Communications may elect to update forward-looking statements at some point, Ribbon Communications specifically disclaims any obligation to do so.

Discussion of Non-GAAP Financial Measures

Ribbon Communications management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business adjusted for acquisition-related revenue as a result of purchase accounting and the related cost of revenue, the impact of the new revenue standard, and excluding certain expenses and credits, including, but not limited to stock-based compensation, amortization and impairment of intangible assets, acquisition-related facilities adjustments, settlement expense, certain litigation costs, cancelled debt offering costs, merger integration costs, acquisition- and integration-related expense, restructuring, the gains on the sales of intangible assets and tax benefits arising from purchase accounting and tax reform.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Ribbon’s financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Acquisition-Related Revenue and Cost of Revenue; Impact of New Revenue Standard

We provide the supplementary non-GAAP financial measures, non-GAAP Product revenue, non-GAAP Service revenue and non-GAAP Total revenue, which include revenue related to the acquisitions of GENBAND and Edgewater that we would have recognized but for the purchase accounting treatment of these transactions.  We also include eliminated revenue resulting from our adoption in 2018 of the new revenue recognition standard.  Because GAAP accounting requires the elimination of this revenue, as well as the impact on future revenue of our adoption in 2018 of the new revenue standard, GAAP results alone do not fully capture all of our economic activities.  These non-GAAP adjustments are intended to reflect the full amounts of such revenue and the related cost of revenue.  We include these adjustments to allow for more complete comparisons to the financial results of our historical operations, forward-looking guidance and the financial results of peer companies.  We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business.  These adjustments do not accelerate revenue, but instead include revenue (and the related cost of revenue) that would have been recognized in our 2017 and 2018 results, but for the purchase accounting and new revenue standard adjustments required by GAAP.

Stock-Based Compensation

Stock-based compensation expense is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology, subjective assumptions and the variety of award types, all of which may vary over time.  We evaluate performance without these measures because stock-based compensation expense is influenced by the Company’s stock price and other factors such as volatility and interest rates that are beyond our control.  The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted.  As such, we do not include such charges in our operating plans, and we believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.  It is reasonable to expect that stock-based compensation will continue in future periods.

Amortization of Intangible Assets

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.  Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

Impairment of Intangible Assets

In the fourth quarter of 2017, we discontinued our ongoing development of certain intangible assets that we had previously acquired, as we had determined that there were no alternative uses of the technology within either our existing or future product lines.  As a result, we recorded an impairment charge of $5.5 million to write down the carrying value of the assets to zero.  Had we developed those intangible assets internally and made the decision to discontinue their ongoing development, we would have ceased work on such development projects and eliminated the related future costs.  Because we do not capitalize these costs, there would have been no asset to write off.  As a result, we believe that excluding non-cash impairment charges from our non-GAAP operating results as if these impaired intangible assets had been developed internally rather than acquired facilitates a comparison to our historical operating results and to other companies in our industry.

Acquisition-Related Facilities Adjustments

GAAP accounting requires that the deferred rent liability of an acquired company be written off as part of purchase accounting and that the combined company’s rent expense on a straight-line basis begin as of the acquisition date.  As a result, we recorded more rent expense than would have been recognized but for the purchase accounting treatment of GENBAND’s assumed deferred rent liability.  We include this adjustment, which relates to the acquisition of GENBAND, to allow for more complete comparisons to the financial results of our historical operations, forward-looking guidance and the financial results of peer companies.  We believe these adjustments provide an indication of the rent expense that would have been recognized, but for the purchase accounting in connection with the acquisition of GENBAND.

Settlement Expense

In the first quarter of 2018, we recorded $1.7 million of expense related to settlements, comprised of $1.4 million for the settlement of litigation in connection with our acquisition of Taqua LLC and $0.3 million of patent litigation settlement expense.  In the third quarter of 2017, we recorded $1.6 million of expense related to potential fines in connection with the then-ongoing SEC investigation, which we paid to the SEC, along with an additional $0.3 million recorded in the fourth quarter of 2017, in the third quarter of 2018.  These amounts are included as components of general and administrative expense.  We believe that such settlement costs are not part of our core business or ongoing operations, are unplanned and generally not within our control.  Accordingly, we believe that excluding costs such as the SEC potential fines and patent litigation settlement expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Litigation Costs

In connection with certain ongoing litigation between GENBAND, as plaintiff, and one of its competitors, we have incurred litigation costs beginning in the fourth quarter of 2017.  In March 2018, we filed litigation on behalf of Sonus against the same competitor asserting additional intellectual property infringement.  We expect to incur significant future litigation costs related to these matters.  These costs are included as a component of general and administrative expense.  We believe that such costs are not part of our core business or ongoing operations, are unplanned and generally not within our control.  Accordingly, we believe that excluding the litigation costs related to this specific legal matter facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Cancelled Debt Offering Costs

In November 2018, we announced that we intended to offer, subject to market conditions and other factors, $150 million aggregate principal amount of convertible senior notes due 2023 in a private offering to qualified institutional buyers.  We expected to grant the initial purchasers a 30-day option to purchase up to an additional $25 million aggregate principal amount of such notes, solely to cover over-allotments, if any.  On the same day as our announcement, we decided not to proceed with this offering, as we believed that then-current market conditions were not conducive for an offering on terms that would be in the best interests of our stockholders.  In connection with this offering, we incurred $1.0 million of expense.  We do not consider these debt offering costs to be related to the continuing operations of the Company.  We believe that excluding these cancelled debt offering costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Merger Integration Costs

We consider certain merger integration costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  These amounts represent costs related to the Sonus-GENBAND merger initially recorded as a component of General and administrative expense in the third quarter of 2017.  In the fourth quarter of 2017, we reclassified these merger integration costs, aggregating $0.2 million, to Acquisition- and integration-related expense.  We do not consider these merger integration costs to be related to the continuing operations of the combined business or the Company.  We believe that excluding merger integration costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company and they are generally not relevant to assessing or estimating the long-term performance of the acquired assets.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition- and integration-related costs, may not be indicative of future acquisition- and integration-related costs.  By excluding these acquisition- and integration-related costs from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.  We exclude certain acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations, forward-looking guidance and the financial results of less acquisitive peer companies.  In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on the Sale of Intangible Asset

In the second quarter of 2017, we sold an intangible asset that we had acquired in connection with a previous acquisition.  This amount is included as a component of other income, net.  We believe that such gains are not part of our core business or ongoing operations, we had not used the intangible asset in connection with revenue-producing activities and would not have used it as such in the future.  Accordingly, we believe that excluding from our results the other income arising from this sale facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Tax Benefits Arising from Purchase Accounting and Tax Reform

In the third quarter of 2018, we reduced our valuation allowance in connection with our acquisition of Edgewater, resulting in an income tax benefit of $0.8 million.  In the fourth quarter of 2018, we recorded an adjustment to that amount, resulting in income tax expense of $0.1 million for a net tax benefit of $0.7 million related to this acquisition.  In the fourth quarter of 2017, we reduced our valuation allowance in connection with the GENBAND transaction, resulting in an income tax benefit of $16.4 million.  In addition, we recognized an income tax benefit of $4.8 million related to the Tax Cut and Jobs Act of 2017.  We believe that such benefits are not part of our core business or ongoing operations, as they are either the result of acquisitions or new tax legislation, neither of which relates to our revenue-producing activities.  Accordingly, we believe that excluding the net benefits arising from these adjustments to our income tax provision facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance.  We calculate Adjusted EBITDA by excluding from net income (loss): interest income (expense), net; income tax benefit (provision); depreciation; and amortization of intangible assets.  In addition, we exclude from net income (loss):  adjustments to revenue and cost of revenue related to revenue reductions resulting from purchase accounting and adoption of the new revenue standard; stock-based compensation expense; settlement expense; certain litigation costs; merger integration costs; acquisition-related facilities adjustments; acquisition- and integration-related expense; restructuring; and other income, net.  In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations.  Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes.  We disclose this metric to support and facilitate our dialogue with research analysts and investors.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views them.  We further believe that providing this information helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

Investor Relations

Monica Gould

+1 (212) 871-3927

IR@rbbn.com

US Press

Dennis Watson

+1 (214) 695-2214

dwatson@rbbn.com

International Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Analyst Relations

Michael Cooper

+1 (708) 383-3387

mcooper@rbbn.com

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Revenue:
Product	$87,077	$77,283	$82,814
Service	79,819	75,185	63,398
Total revenue	166,896	152,468	146,212

Cost of revenue:
Product	40,002	38,891	41,502
Service	31,180	31,343	27,911
Total cost of revenue	71,182	70,234	69,413

Gross profit	95,714	82,234	76,799

Gross margin:
Product	54.1%	49.7%	49.9%
Service	60.9%	58.3%	56.0%
Total gross margin	57.3%	53.9%	52.5%

Operating expenses:
Research and development	36,406	34,403	40,410
Sales and marketing	34,124	31,488	35,553
General and administrative	19,465	15,942	19,649
Acquisition- and integration-related	2,689	5,570	8,485
Restructuring	1,853	2,397	8,365
Total operating expenses	94,537	89,800	112,462

Income (loss) from operations	1,177	(7,566)	(35,663)
Interest expense, net	(1,476)	(1,420)	(509)
Other (expense) income, net	(714)	(1,254)	697

Loss before income taxes	(1,013)	(10,240)	(35,475)
Income tax (provision) benefit	(813)	82	19,761

Net loss	$(1,826)	$(10,158)	$(15,714)

Loss per share:
Basic	$(0.02)	$(0.10)	$(0.18)
Diluted	$(0.02)	$(0.10)	$(0.18)

Shares used to compute loss per share:
Basic	106,607	104,918	86,567
Diluted	106,607	104,918	86,567

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2018	2017
Revenue:
Product	$279,014	$181,119
Service	298,891	148,823
Total revenue	577,905	329,942

Cost of revenue:
Product	142,185	70,250
Service	127,388	58,196
Total cost of revenue	269,573	128,446

Gross profit	308,332	201,496

Gross margin:
Product	49.0%	61.2%
Service	57.4%	60.9%
Total gross margin	53.4%	61.1%

Operating expenses:
Research and development	145,462	101,481
Sales and marketing	128,276	83,403
General and administrative	66,036	47,642
Acquisition- and integration-related	16,951	14,763
Restructuring	17,015	9,436
Total operating expenses	373,740	256,725

Loss from operations	(65,408)	(55,229)
Interest (expense) income, net	(4,230)	263
Other (expense) income, net	(3,772)	1,274

Loss before income taxes	(73,410)	(53,692)
Income tax (provision) benefit	(3,400)	18,440

Net loss	$(76,810)	$(35,252)

Loss per share:
Basic	$(0.74)	$(0.60)
Diluted	$(0.74)	$(0.60)

Shares used to compute loss per share:
Basic	103,916	58,822
Diluted	103,916	58,822

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$43,694	$57,073
Marketable securities	7,284	17,224
Accounts receivable, net	187,853	165,156
Inventory	22,602	21,303
Other current assets	17,002	21,463
Total current assets	278,435	282,219

Property and equipment, net	27,042	24,780
Intangible assets, net	251,391	244,414
Goodwill	383,655	335,716
Investments	—	9,031
Deferred income taxes	9,152	8,434
Other assets	7,484	6,289
	$957,159	$910,883

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving credit facility	$55,000	$20,000
Accounts payable	45,304	45,851
Accrued expenses and other	84,263	76,380
Deferred revenue	105,087	100,571
Total current liabilities	289,654	242,802

Long-term debt, related party	24,100	22,500
Deferred revenue, net of current	17,572	14,184
Deferred income taxes	4,738	2,787
Other long-term liabilities	30,797	13,189
Total liabilities	366,861	295,462

Commitments and contingencies

Stockholders’ equity:
Common stock	11	10
Additional paid-in capital	1,723,576	1,684,768
Accumulated deficit	(1,136,992)	(1,072,426)
Accumulated other comprehensive income	3,703	3,069
Total stockholders’ equity	590,298	615,421
	$957,159	$910,883

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(76,810)	$(35,252)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	11,200	8,486
Amortization of intangible assets	49,723	17,112
Stock-based compensation	11,072	25,657
Impairment of intangible assets	—	5,471
Deferred income taxes	513	(20,361)
Other	4,611	(1,340)
Changes in operating assets and liabilities:
Accounts receivable	(13,017)	(30,759)
Inventory	993	5,786
Other operating assets	5,036	269
Accounts payable	(6,057)	13,415
Accrued expenses and other long-term liabilities	(13,422)	(4,263)
Deferred revenue	16,563	23,859
Net cash (used in) provided by operating activities	(9,595)	8,080

Cash flows from investing activities:
Purchases of property and equipment	(7,907)	(3,999)
Business acquisitions, net of cash acquired	(46,389)	(42,951)
Purchases of marketable securities	—	(28,731)
Sale/maturities of marketable securities	18,919	96,112
Proceeds from the sale of intangible assets	—	576
Net cash (used in) provided by investing activities	(35,377)	21,007

Cash flows from financing activities:
Borrowings under revolving line of credit	197,500	15,500
Principal payments on revolving line of credit	(162,500)	(13,500)
Principal payments of capital lease obligations	(652)	(99)
Payment of debt issuance costs	(624)	(731)
Proceeds from the sale of common stock in connection with employee purchase plan	—	1,252
Proceeds from the exercise of stock options	73	617
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(2,024)	(7,523)
Net cash provided by (used in) financing activities	31,773	(4,484)

Effect of exchange rate changes on cash and cash equivalents	(180)	547

Net (decrease) increase in cash and cash equivalents	(13,379)	25,150
Cash and cash equivalents, beginning of year	57,073	31,923
Cash and cash equivalents, end of period	$43,694	$57,073

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, impairment of intangible assets, acquisition-related facilities adjustments, settlement expense, litigation costs, cancelled debt offering costs and merger integration costs included as components of other line items in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Stock-based compensation
Cost of revenue - product	$23	$21	$253
Cost of revenue - service	81	65	671
Cost of revenue	104	86	924

Research and development expense	433	313	3,687
Sales and marketing expense	991	585	3,195
General and administrative expense	2,123	1,532	6,464
Operating expense	3,547	2,430	13,346

Total stock-based compensation	$3,651	$2,516	$14,270

Amortization of intangible assets
Cost of revenue - product	$9,521	$10,593	$8,119

Sales and marketing expense	2,481	2,855	2,148
Operating expense	2,481	2,855	2,148

Total amortization of intangible assets	$12,002	$13,448	$10,267

Impairment of intangible assets
Cost of revenue - product	$—	$—	$5,471

Acquisition-related facilities adjustments
Cost of revenue - product	$20	$20	$—
Cost of revenue - service	60	60	—
Cost of revenue	80	80	—

Research and development expense	99	98	—
Sales and marketing expense	46	45	—
General and administrative expense	27	28	—
Operating expense	172	171	—

Total acquisition-related facilities adjustments	$252	$251	$—

Settlement expense
General and administrative expense	$—	$—	$300

Litigation costs
General and administrative expense	$1,961	$3,147	$373

Cancelled debt offering costs
General and administrative expense	$1,003	$—	$—

Merger integration costs (A)
General and administrative expense	$—	$—	$(178)

(A)  Represents the reclassification of the amount recorded in Q3 2017  to “Acquisition- and integration-related expense.”

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-bsed compensation, amortization of intangible assets, impairment of intangible assets, acquisition-related facilities adjustments, settlement expense, litigation costs, cancelled debt offering costs and gains on the sale of intangible assets included as components of other line items in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Year ended
	December 31,	December 31,
	2018	2017
Stock-based compensation
Cost of revenue - product	$114	$514
Cost of revenue - service	345	1,448
Cost of revenue	459	1,962

Research and development expense	1,797	7,337
Sales and marketing expense	2,935	4,885
General and administrative expense	5,881	11,473
Operating expense	10,613	23,695

Total stock-based compensation	$11,072	$25,657

Amortization of intangible assets
Cost of revenue - product	$38,976	$12,887

Sales and marketing expense	10,747	4,225
Operating expense	10,747	4,225

Total amortization of intangible assets	$49,723	$17,112

Impairment of intangible assets
Cost of revenue - product	$—	$5,471

Acquisition-related facilities adjustments
Cost of revenue - product	$77	$—
Cost of revenue - service	232	—
Cost of revenue	309	—

Research and development expense	377	—
Sales and marketing expense	174	—
General and administrative expense	106	—
Operating expense	657	—

Total acquisition-related facilities adjustment	$966	$—

Settlement expense
General and administrative expense	$1,730	$1,900

Litigation costs
General and administrative expense	$7,682	$373

Cancelled debt offering costs
General and administrative expense	$1,003	$—

Gain on the sale of intangible asset
Other (expense) income, net	$—	$576

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2018	2018	2017

GAAP Product revenue	$87,077	$77,283	$82,814
Acquisition-related revenue adjustment	1,629	2,178	3,230
Adjustment for new revenue standard	1,529	1,778	—
Non-GAAP Product revenue	$90,235	$81,239	$86,044

GAAP Service revenue	$79,819	$75,185	$63,398
Acquisition-related revenue adjustment	2,984	1,885	20,050
Adjustment for new revenue standard	374	400	—
Non-GAAP Service revenue	$83,177	$77,470	$83,448

GAAP Total revenue	$166,896	$152,468	$146,212
Acquisition-related revenue adjustment	4,613	4,063	23,280
Adjustment for new revenue standard	1,903	2,178	—
Non-GAAP Total revenue	$173,412	$158,709	$169,492

GAAP Gross margin - product	54.1%	49.7%	49.9%
Acquisition-related revenue adjustment	0.8%	1.0%	1.9%
Acquisition-related cost of revenue adjustment	0.0%	0.0%	-1.4%
Adjustment for new revenue standard	0.8%	0.8%	0.0%
Adjustment to cost of revenue for new revenue standard	0.0%	0.0%	0.0%
Stock-based compensation	*	*	0.3%
Amortization of intangible assets	10.6%	13.7%	9.4%
Impairment of intangible assets	0.0%	0.0%	6.4%
Acquisition-related facilities adjustment	*	*	0.0%
Non-GAAP Gross margin - product	66.3%	65.2%	66.5%

GAAP Gross margin - service	60.9%	58.3%	56.0%
Acquisition-related revenue adjustment	1.4%	1.0%	10.5%
Acquisition-related cost of revenue adjustment	0.0%	0.0%	-11.0%
Adjustment for new revenue standard	0.2%	0.2%	0.0%
Adjustment to cost of revenue for new revenue standard	0.0%	0.0%	0.0%
Stock-based compensation	0.1%	0.1%	0.8%
Acquisition-related facilities adjustment	0.1%	0.1%	0.0%
Non-GAAP Gross margin - service	62.7%	59.7%	56.3%

GAAP Total gross margin	57.3%	53.9%	52.5%
Acquisition-related revenue adjustment	1.1%	1.0%	6.6%
Acquisition-related cost of revenue adjustment	0.0%	0.0%	-6.1%
Adjustment for new revenue standard	0.5%	0.5%	0.0%
Adjustment to cost of revenue for new revenue standard	0.0%	0.0%	0.0%
Stock-based compensation	0.1%	0.1%	0.5%
Amortization of intangible assets	5.5%	6.9%	4.8%
Impairment of intangible assets	0.0%	0.0%	3.2%
Acquisition-related facilities adjustment	*	0.1%	0.0%
Non-GAAP Total gross margin	64.5%	62.5%	61.5%

GAAP Total gross profit	$95,714	$82,234	$76,799
Acquisition-related revenue adjustment	4,613	4,063	23,280
Acquisition-related cost of revenue adjustment	—	—	(10,364)
Adjustment for new revenue standard	1,903	2,178	—
Adjustment to cost of revenue for new revenue standard	—	—	—
Stock-based compensation	104	86	924
Amortization of intangible assets	9,521	10,593	8,119
Impairment of intangible assets	—	—	5,471
Acquisition-related facilities adjustment	80	80	—
Non-GAAP Total gross profit	$111,935	$99,234	$104,229

GAAP Research and development expense	$36,406	$34,403	$40,410
Stock-based compensation	(433)	(313)	(3,687)
Acquisition-related facilities adjustment	(99)	(98)	—
Non-GAAP Research and development expense	$35,874	$33,992	$36,723

GAAP Sales and marketing expense	$34,124	$31,488	$35,553
Stock-based compensation	(991)	(585)	(3,195)
Amortization of intangible assets	(2,481)	(2,855)	(2,148)
Acquisition-related facilities adjustment	(46)	(45)	—
Non-GAAP Sales and marketing expense	$30,606	$28,003	$30,210

*  Less than 0.1% impact on gross margin.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2018	2018	2017

GAAP General and administrative expense	$19,465	$15,942	$19,649
Stock-based compensation	(2,123)	(1,532)	(6,464)
Acquisition-related facilities adjustment	(27)	(28)	—
Settlement expense	—	—	(300)
Litigation costs	(1,961)	(3,147)	(373)
Cancelled debt offering coss	(1,003)	—	—
Merger integration costs (A)	—	—	178
Non-GAAP General and administrative expense	$14,351	$11,235	$12,690

GAAP Operating expenses	$94,537	$89,800	$112,462
Stock-based compensation	(3,547)	(2,430)	(13,346)
Amortization of intangible assets	(2,481)	(2,855)	(2,148)
Acquisition-related facilities adjustment	(172)	(171)	—
Settlement expense	—	—	(300)
Litigation costs	(1,961)	(3,147)	(373)
Cancelled debt offering costs	(1,003)	—	—
Merger integration costs (A)	—	—	178
Acquisition- and integration-related expense	(2,689)	(5,570)	(8,485)
Restructuring	(1,853)	(2,397)	(8,365)
Non-GAAP Operating expenses	$80,831	$73,230	$79,623

GAAP Income (loss) from operations	$1,177	$(7,566)	$(35,663)
Acquisition-related revenue adjustment	4,613	4,063	23,280
Acquisition-related cost of revenue adjustment	—	—	(10,364)
Adjustment for new revenue standard	1,903	2,178	—
Adjustment to cost of revenue for new revenue standard	—	—	—
Stock-based compensation	3,651	2,516	14,270
Amortization of intangible assets	12,002	13,448	10,267
Impairment of intangible assets	—	—	5,471
Acquisition-related facilities adjustment	252	251	—
Settlement expense	—	—	300
Litigation costs	1,961	3,147	373
Cancelled debt offering costs	1,003	—	—
Merger integration costs (A)	—	—	(178)
Acquisition- and integration-related expense	2,689	5,570	8,485
Restructuring	1,853	2,397	8,365
Non-GAAP Income from operations	$31,104	$26,004	$24,606

GAAP Income (loss) from operations as a percentage of revenue	0.7%	-5.0%	-24.4%
Acquisition-related revenue adjustment	2.6%	2.7%	17.1%
Acquisition-related cost of revenue adjustment	0.0%	0.0%	-6.1%
Adjustment for new revenue standard	1.1%	1.4%	0.0%
Adjustment to cost of revenue for new revenue standard	0.0%	0.0%	0.0%
Stock-based compensation	2.1%	1.6%	8.4%
Amortization of intangible assets	6.9%	8.5%	6.1%
Impairment of intangible assets	0.0%	0.0%	3.2%
Acquisition-related facilities adjustment	0.1%	0.2%	0.0%
Settlement expense	0.0%	0.0%	0.2%
Litigation costs	1.1%	2.0%	0.2%
Cancelled debt offering costs	0.6%	0.0%	0.0%
Merger integration costs (A)	0.0%	0.0%	-0.1%
Acquisition- and integration-related expense	1.6%	3.5%	5.0%
Restructuring	1.1%	1.5%	4.9%
Non-GAAP Income from operations as a percentage of revenue	17.9%	16.4%	14.5%

(A)  Represents the reclassification of the amount recorded in Q3 2017  to “Acquisition- and integration-related expense.”

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2018	2018	2017

GAAP Net loss	$(1,826)	$(10,158)	$(15,714)
Acquisition-related revenue adjustment	4,613	4,063	23,280
Acquisition-related cost of revenue adjustment	—	—	(10,364)
Adjustment for new revenue standard	1,903	2,178	—
Adjustment to cost of revenue for new revenue standard	—	—	—
Stock-based compensation	3,651	2,516	14,270
Amortization of intangible assets	12,002	13,448	10,267
Impairment of intangible assets	—	—	5,471
Acquisition-related facilities adjustment	252	251	—
Settlement expense	—	—	300
Litigation costs	1,961	3,147	373
Cancelled debt offering costs	1,003	—	—
Merger integration costs (A)	—	—	(178)
Acquisition- and integration-related expense	2,689	5,570	8,485
Restructuring	1,853	2,397	8,365
Tax benefits arising from purchase accounting and tax reform	123	(841)	(21,155)
Non-GAAP Net income	$28,224	$22,571	$23,400

Earnings (loss) per share
GAAP Loss per share	$(0.02)	$(0.10)	$(0.18)
Acquisition-related revenue adjustment	0.04	0.04	0.27
Acquisition-related cost of revenue adjustment	—	—	(0.12)
Adjustment for new revenue standard	0.02	0.02	—
Adjustment to cost of revenue for new revenue standard	—	—	—
Stock-based compensation	0.03	0.02	0.16
Amortization of intangible assets	0.11	0.14	0.12
Impairment of intangible assets	—	—	0.06
Acquisition-related facilities adjustment	*	*	—
Settlement expense	—	—	*
Litigation costs	0.02	0.03	*
Cancelled debt offering costs	0.01	—	—
Merger integration costs (A)	—	—	*
Acquisition- and integration-related expense	0.03	0.05	0.10
Restructuring	0.02	0.02	0.10
Tax benefits arising fromk purchase accounting and tax reform	*	(0.01)	(0.24)
Non-GAAP Diluted earnings per share	$0.26	$0.21	$0.27

Shares used to compute diluted earnings per share or (loss) per share
GAAP Shares used to compute loss per share	106,607	104,918	86,567
Non-GAAP Shares used to compute diluted earnings per share	107,363	105,726	87,207

Adjusted EBITDA:
GAAP Net loss	$(1,826)	$(10,158)	$(15,714)
Interest expense, net	1,476	1,420	509
Income tax provision (benefit)	813	(82)	(19,761)
Depreciation	2,930	2,952	3,231
Amortization of intangible assets	12,002	13,448	10,267
Impairment of intangible assets	—	—	5,471
Acquisition-related revenue adjustment	4,613	4,063	23,280
Acquisition-related cost of revenue adjustment	—	—	(10,364)
Adjustment for new revenue standard	1,903	2,178	—
Adjustment to cost of revenue for new revenue standard	—	—	—
Stock-based compensation	3,651	2,516	14,270
Acquisition-related facilities adjustment	252	251
Settlement expense	—	—	300
Litigation costs	1,961	3,147	373
Cancelled debt offering costs	1,003		—
Merger integration costs (A)	—	—	(178)
Acquisition- and integration-related expense	2,689	5,570	8,485
Restructuring	1,853	2,397	8,365
Other expense (income), net	714	1,254	(697)
Non-GAAP Adjusted EBITDA	$34,034	$28,956	$27,837

*  Less than $0.01 impact on earnings (loss) per share

(A)  Represents the reclassification of the amount recorded in Q3 2017  to “Acquisition- and integration-related expense.”

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

	Year ended
	December 31,	December 31,
	2018	2017

GAAP Product revenue	$279,014	$181,119
Acquisition-related revenue adjustment	11,047	3,230
Adjustment for new revenue standard	8,284	—
Non-GAAP Product revenue	$298,345	$184,349

GAAP Service revenue	$298,891	$148,823
Acquisition-related revenue adjustment	13,035	20,050
Adjustment for new revenue standard	1,761	—
Non-GAAP Service revenue	$313,687	$168,873

GAAP Total revenue	$577,905	$329,942
Acquisition-related revenue adjustment	24,082	23,280
Adjustment for new revenue standard	10,045	—
Non-GAAP Total revenue	$612,032	$353,222

GAAP Gross margin - product	49.0%	61.2%
Acquisition-related revenue adjustment	1.9%	0.6%
Acquisition-related cost of revenue adjustment	0.0%	-0.6%
Adjustment for new revenue standard	1.4%	0.0%
Adjustment to cost of revenue for new revenue standard	*	0.0%
Stock-based compensation	*	0.3%
Amortization of intangible assets	13.1%	7.0%
Impairment of intangible assets	0.0%	3.0%
Acquisition-related facilities adjustment	*	0.0%
Non-GAAP Gross margin - product	65.4%	71.5%

GAAP Gross margin - service	57.4%	60.9%
Acquisition-related revenue adjustment	1.7%	4.6%
Acquisition-related cost of revenue adjustment	-0.6%	-5.4%
Adjustment for new revenue standard	0.2%	0.0%
Adjustment to cost of revenue for new revenue standard	*	0.0%
Stock-based compensation	0.1%	0.9%
Acquisition-related facilities adjustment	0.1%	0.0%
Non-GAAP Gross margin - service	58.9%	61.0%

GAAP Total gross margin	53.4%	61.1%
Acquisition-related revenue adjustment	1.7%	2.6%
Acquisition-related cost of revenue adjustment	-0.3%	-2.9%
Adjustment for new revenue standard	0.7%	0.0%
Adjustment to cost of revenue for new revenue standard	*	0.0%
Stock-based compensation	0.1%	0.6%
Amortization of intangible assets	6.4%	3.6%
Impairment of intangible assets	0.0%	1.5%
Acquisition-related facilities adjustment	0.1%	0.0%
Non-GAAP Total gross margin	62.1%	66.5%

GAAP Total gross profit	$308,332	$201,496
Acquisition-related revenue adjustment	24,082	23,280
Acquisition-related cost of revenue adjustment	(1,977)	(10,364)
Adjustment for new revenue standard	10,045	—
Adjustment to cost of revenue for new revenue standard	(110)	—
Stock-based compensation	459	1,962
Amortization of intangible assets	38,976	12,887
Impairment of intangible assets	—	5,471
Acquisition-related facilities adjustment	309	—
Non-GAAP Total gross profit	$380,116	$234,732

GAAP Research and development expense	$145,462	$101,481
Stock-based compensation	(1,797)	(7,337)
Acquisition-related facilities adjustment	(377)	—
Non-GAAP Research and development expense	$143,288	$94,144

GAAP Sales and marketing expense	$128,276	$83,403
Stock-based compensation	(2,935)	(4,885)
Amortization of intangible assets	(10,747)	(4,225)
Acquisition-related facilities adjustment	(174)	—
Non-GAAP Sales and marketing expense	$114,420	$74,293

*  Less than 0.1% impact on gross margin.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

	Year ended
	December 31,	December 31,
	2018	2017

GAAP General and administrative expense	$66,036	$47,642
Stock-based compensation	(5,881)	(11,473)
Acquisition-related facilities adjustment	(106)	—
Settlement expense	(1,730)	(1,900)
Litigation costs	(7,682)	(373)
Cancelled debt offering costs	(1,003)	—
Non-GAAP General and administrative expense	$49,634	$33,896

GAAP Operating expenses	$373,740	$256,725
Stock-based compensation	(10,613)	(23,695)
Amortization of intangible assets	(10,747)	(4,225)
Acquisition-related facilities adjustments	(657)	—
Settlement expense	(1,730)	(1,900)
Litigation costs	(7,682)	(373)
Cancelled debt offering costs	(1,003)	—
Acquisition- and integration-related expense	(16,951)	(14,763)
Restructuring	(17,015)	(9,436)
Non-GAAP Operating expenses	$307,342	$202,333

GAAP Loss from operations	$(65,408)	$(55,229)
Acquisition-related revenue adjustment	24,082	23,280
Acquisition-related cost of revenue adjustment	(1,977)	(10,364)
Adjustment for new revenue standard	10,045	—
Adjustment to cost of revenue for new revenue standard	(110)	—
Stock-based compensation	11,072	25,657
Amortization of intangible assets	49,723	17,112
Impairment of intangible assets	—	5,471
Acquisition-related facilities adjustments	966	—
Settlement expense	1,730	1,900
Litigation costs	7,682	373
Cancelled debt offering costs	1,003	—
Acquisition- and integration-related expense	16,951	14,763
Restructuring	17,015	9,436
Non-GAAP Income from operations	$72,774	$32,399

GAAP Loss from operations as a percentage of revenue	-11.3%	-16.7%
Acquisition-related revenue adjustment	4.4%	7.7%
Acquisition-related cost of revenue adjustment	-0.3%	-2.9%
Adjustment for new revenue standard	1.6%	0.0%
Adjustment to cost of revenue for new revenue standard	*	0.0%
Stock-based compensation	1.8%	7.3%
Amortization of intangible assets	8.1%	4.8%
Impairment of intangible assets	0.0%	1.5%
Acquisition-related facilities adjustment	0.2%	0.0%
Settlement expense	0.3%	0.5%
Litigation costs	1.3%	0.1%
Cancelled debt offering costs	0.2%	0.0%
Acquisition- and integration-related expense	2.8%	4.2%
Restructuring	2.8%	2.7%
Non-GAAP Income from operations as a percentage of revenue	11.9%	9.2%

*  Less than 0.1% impact on income (loss) from operations as a percentage of revenue

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2018	2017

GAAP Net loss	$(76,810)	$(35,252)
Acquisition-related revenue adjustment	24,082	23,280
Acquisition-related cost of revenue adjustment	(1,977)	(10,364)
Adjustment for new revenue standard	10,045	—
Adjustment to cost of revenue for new revenue standard	(110)	—
Stock-based compensation	11,072	25,657
Amortization of intangible assets	49,723	17,112
Impairment of intangible assets	—	5,471
Acquisition-related facilities adjustments	966	—
Settlement expense	1,730	1,900
Litigation costs	7,682	373
Cancelled debt offering costs	1,003	—
Acquisition- and integration-related expense	16,951	14,763
Restructuring	17,015	9,436
Gain on the sale of intangible asset	—	(576)
Tax benefits arising from purchase accounting and tax reform	(718)	(21,155)
Non-GAAP net income	$60,654	$30,645

Earnings (loss) per share:
GAAP Loss per share	$(0.74)	$(0.60)
Acquisition-related revenue adjustment	0.23	0.38
Acquisition-related cost of revenue adjustment	(0.02)	(0.17)
Adjustment for new revenue standard	0.10	—
Adjustment to cost of revenue for new revenue standard	*	—
Stock-based compensation	0.11	0.43
Amortization of intangible assets	0.48	0.29
Impairment of intangible assets	—	0.09
Acquisition-related facilities adjustments	0.01	—
Settlement expense	0.02	0.03
Litigation costs	0.07	0.01
Cancelled debt offering costs	0.01	—
Acquisition- and integration-related expense	0.16	0.25
Restructuring	0.16	0.16
Gain on the sale of intangible asset	—	(0.01)
Tax benefits arising from purchase accounting and tax reform	(0.01)	(0.35)
Non-GAAP Diluted earnings per share	$0.58	$0.51

Shares used to compute diluted earnings per share or (loss) per share
GAAP Shares used to compute loss per share	103,916	58,822
Non-GAAP Shares used to compute diluted earnings per share	104,438	59,639

Adjusted EBITDA:
GAAP Net loss	$(76,810)	(35,252)
Interest expense (income), net	4,230	(263)
Income tax provision	3,400	(18,440)
Depreciation	11,200	8,486
Amortization of intangible assets	49,723	17,112
Impairment of intangible assets	—	5,471
Acquisition-related revenue adjustment	24,082	23,280
Acquisition-related cost of revenue adjustment	(1,977)	(10,364)
Adjustment for new revenue standard	10,045	—
Adjustment to cost of revenue for new revenue standard	(110)	—
Stock-based compensation	11,072	25,657
Acquisition-related facilities adjustment	966	—
Settlement expense	1,730	1,900
Litigation costs	7,682	373
Cancelled debt offering costs	1,003	—
Acquisition- and integration-related expense	16,951	14,763
Restructuring	17,015	9,436
Other expense (income), net	3,772	(1,274)
Non-GAAP Adjusted EBITDA	$83,974	$40,885

*  Less than $0.01 impact on earnings (loss) per share

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions)

(unaudited)

Adjusted EBITDA:  Ribbon has not provided a reconciliation of Adjusted EBITDA for the year ending December 31, 2019, as it is unable to project without unreasonable efforts the comparable GAAP net loss figure, which includes interest expense, net; income tax provision; depreciation; amortization of intangible assets; acquisition-related revenue and related cost of revenue adjustments; adjustments for the impact of the new revenue standard; stock-based compensation; settlement expense; certain litigation costs; acquisition-related facilities adjustments; acquisition- and integration-related expense; restructuring and other income (expense), net.